Calculation of Filing Fee Tables
F-1
MEDI Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value US$0.0001 per share	457(o)			$ 2,395,835.00	0.0001381	$ 330.86
Fees to be Paid	2	Other	Representative's Warrant	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A Ordinary Shares, par value US$0.0001 per share, issuable upon exercise of Representative's Warrant	457(o)			$ 83,250.00	0.0001381	$ 11.50
Fees Previously Paid	4	Equity	Class A Ordinary Shares, par value US$0.0001 per share	457(o)			$ 19,166,665.00		$ 2,934.42
Fees Previously Paid	5	Equity	Class A Ordinary Shares, par value US$0.0001 per share	457(o)			$ 21,361,110.00		$ 3,270.39
Fees Previously Paid	6	Other	Representative's Warrant	Other					$ 0.00
Fees Previously Paid	7	Equity	Class A Ordinary Shares, par value US$0.0001 per share, issuable upon exercise of Representative's Warrant	457(o)			$ 666,000.00		$ 101.96
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 43,672,860.00		$ 6,649.13
			Total Fees Previously Paid:						$ 6,306.77
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 342.36
Offering Note
[1]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. Our current offering size includes 3,750,000 Class A Ordinary Shares, together with up to an additional 562,500 Class A Ordinary Shares issuable pursuant to the underwriters' over-allotment option (representing 15% of the total number of Class A Ordinary Shares offered), at an assumed maximum offering price of US$5.00 per Class A Ordinary Share. Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions.

[2]	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

[3]	The Representative's Warrants are exercisable for up to 3.33% of the number of Class A Ordinary Shares issuable in the current public offering as stated in footnote (1), not including Class A Ordinary Shares that may be purchased from us upon the exercise of the over-allotment option by the underwriters, at a per share exercise price equal to 120% of the per share offering price of the Class A Ordinary Shares in the public offering. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised.

[4]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, in connection with the original registration of 3,833,333 Class A Ordinary Shares (including 3,333,333 firm shares and 500,000 shares subject to the underwriters' over-allotment option) at an assumed maximum offering price of US$5.00 per Class A Ordinary Share. Pursuant to Rule 416 under the Securities Act, as amended, there is also registered thereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends, or similar transactions. The current offering size is now 3,750,000, together with up to an additional 562,500 Class A Ordinary Shares issuable pursuant to the underwriters' over-allotment option (as stated in footnote (1)).

[5]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, in connection with the registration of 4,272,222 Class A Ordinary Shares for resale by the selling shareholders. The resale prospectus relating to such shares has been withdrawn and removed pursuant to the Post-Effective Amendment No. 2 to this Registration Statement dated December 5, 2025.

[6]	No separate registration fee was required or previously paid for the Representative's Warrant pursuant to Rule 457(g) under the Securities Act.

[7]	The Representative's Warrants are exercisable for up to 3.33% of the number of Class A Ordinary Shares issuable in the public offering, not including Class A Ordinary Shares that may be purchased from us upon the exercise of the over-allotment option by the underwriters, at a per share exercise price equal to 120% of the per share offering price of the Class A Ordinary Shares in the public offering. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised. The total amount of Class A Ordinary Shares issuable upon exercise of the Representative's Warrants has now been changed from 3.33% of 3,333,333 Class A Ordinary Shares to 3.33% of 3,750,000 Class A Ordinary Shares, given the change in the offering size as stated in footnote (1)).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date